Exhibit 1

Joint Filing Agreement

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of Synchronoss Technologies, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Dated: December 19, 2023

180 Degree Capital Corp.
By:    /s/ Daniel B. Wolfe
Name:    Daniel B. Wolfe
Title:    President

Kevin M. Rendino
By:    /s/ Kevin M. Rendino
Name:    Kevin M. Rendino

Daniel B. Wolfe
By:    /s/ Daniel B. Wolfe
Name:    Daniel B. Wolfe